Exhibit h.1

HERCULES TECHNOGLOGY GROWTH CAPITAL, INC.

[                    ] Shares of Common Stock Issuable Upon Exercise

of Transferable Rights to Subscribe for

Such Shares of Common Stock

DEALER MANAGER AGREEMENT

[                    ], 2006

A.G. Edwards & Sons, Inc.

One North Jefferson

St. Louis, MO 63103

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111

Ladies and Gentlemen:

Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Company”) confirms its agreement with and appointment of A.G. Edwards & Sons, Inc. and JMP Securities LLC to act as co-dealer managers (the “Dealer Managers”) in connection with the issuance by the Company to the holders of record (the “Record Date Holders”) at 5:00 p.m. (New York City time) on [                    ], 2006 (the “Record Date”) (or such other date as is established as the record date for such purpose) of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), of transferable rights entitling such Record Date Holders, and any transferees of rights thereof (collectively, the “Holders”), to collectively subscribe for up to an aggregate of [                    ] whole shares (each, a “Share” and, collectively, the “Shares”) of Common Stock (the “Rights Offering”). Pursuant to the terms of the Rights Offering, the Company is issuing each Record Date Holder one transferable right (each, a “Right” and, collectively, the “Rights”) for every three shares of Common Stock held by such Record Date Holder on the Record Date. The Rights entitle Holders to acquire during the subscription period (the “Subscription Period”) set forth in the Prospectus at the subscription price set forth in the Prospectus (as defined below), one Share for each Right exercised, on the terms and subject to the conditions set forth in the Prospectus, as defined herein. No fractional Shares will be issued. Pursuant to the over-subscription privilege in connection with the Rights Offering (the “Over-Subscription Privilege”), Holders who fully exercise all Rights (as defined herein) issued to them may subscribe for additional Shares not subscribed for by other Holders.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-131161) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the related rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. The Company will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement and the prospectus constituting a part thereof, including all exhibits thereto, as each may be amended or supplemented from time to time pursuant to the Securities Act, are herein referred to as the “Registration Statement” and such prospectus is referred to herein as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Dealer Managers by the Company for use in connection with the Rights Offering which differs from or supplements the Prospectus on file at the Commission at or after the time the Registration Statement becomes effective (whether such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 497(b) or Rule 497(h) of the Securities Act Rules and Regulations or otherwise), the term “Prospectus” shall refer to each such revised prospectus or prospectus supplement from and after the time it is first provided to the Dealer Managers for such use. The term “Offering Materials” shall refer to the letters to beneficial owners of the shares of Common Stock of the Company, forms used to exercise rights, any letters from the Company to securities dealers, commercial banks and other nominees or any newspaper announcements, press releases and other offering materials and information in connection with the Rights Offering enumerated in Exhibit B hereto, and any additional materials as shall be expressly agreed in writing by the Company and the Dealer Managers.

1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, the Dealer Managers as of the date hereof and as of the time and date of the commencement of the Rights Offering (such later date and time being hereinafter referred to as the “Representation Time”) through the Expiration Time (as defined below) that:

(i) The Company meets the requirements for use of Form N-2 under the Securities Act, the Securities Act Rules and Regulations, the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the related rules and regulations of the Commission under the Investment Company Act, (the “Investment Company Act Rules and Regulations” and together with the Securities Act Rules and Regulations, the “Rules and Regulations”). At the time the Registration Statement becomes effective, the Registration Statement will contain all statements required to be stated therein and will comply in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective and the date of each amendment or supplement thereto, and at all times from the Representation Time through the time and date of expiration of the Rights Offering as set forth in the Prospectus (the “Expiration Time”), the Registration Statement then authorized by the Company for use, when taken as a whole, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, not misleading, and each of the Prospectus and the Offering Materials as of their respective dates and each amendment or supplement thereto, and at all times from the Representation Time through the Expiration Time will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to the Dealer Managers furnished to the Company in writing by the Dealer Managers expressly for use in the Registration Statement or Prospectus.

(ii) The Prospectus and the Offering Materials complied and comply with the requirements of the Securities Act and the Securities Act Rules and Regulations. Other than the Prospectus and the Offering Materials, the Company has not made or prepared, nor requested or approved of the preparation of, and will not make or prepare, any Free Writing Prospectus (as defined below), and has not distributed and will not distribute any written materials in connection with the Rights Offering. The term “Free Writing Prospectus” shall have the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

(iii) Neither the SEC nor any state or other jurisdiction or regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Prospectus or suspending the qualification or registration of the Shares for offer or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose.

(iv) The Company has duly elected to be treated by the Commission as a business development company under the Investment Company Act, such election is effective and all required action has been taken under the Securities Act, the Investment Company Act and any state securities laws to make the public offering and consummate the issuance of the Rights and the issuance and sale of the Shares by the Company upon exercise of the Rights, and the provisions of the Company’s articles of incorporation and bylaws comply as to form in all material respects with the requirements of the Investment Company Act and the Investment Company Act Rules and Regulations. No person is serving or acting as an officer or director of the Company except in compliance with the provisions of the Investment Company Act. Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company or an “affiliated person” (as defined in the Investment Company Act) of the Dealer Managers.

(v) Ernst & Young LLP, the accounting firm that audited the financial statements of the Company set forth or incorporated by reference in the Registration Statement or Prospectus, is an independent registered accounting firm as required by the Securities Act and the Securities Act Rules and Regulations.

(vi) The financial statements, together with the related schedules and notes thereto, of the Company set forth or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company as of the dates indicated in conformity with generally accepted accounting principles; and the information set forth in the Prospectus under the headings “Fees and Expenses” and “Selected Financial and Other Data” each presents fairly in all material respects the information stated therein.

(vii) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as described in the Prospectus; (ii) has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (iii) is duly licensed or qualified to do business as a foreign corporation in the State of California, Delaware, Maryland and Illinois except where the failure to be so qualified would not result in a material adverse effect upon the condition (financial or otherwise), business, management, prospects, properties, results of operations or cash flow of the Company (“Material Adverse Effect”). The Company has two subsidiaries, Hercules Technology II, L.P., and Hercules Technology SBIC Management, LLC. Hercules Technology II, L.P. is validly existing as a limited partnership in Delaware and is duly licensed or qualified to do business in California and Maryland. Hercules Technology SBIC Management, LLC is validly existing as a limited liability company in Delaware and is duly licensed or qualified to do business in California, Maryland and Illinois.

(viii) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its charter or bylaws. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject.

(ix) All senior securities and other indebtedness of the Company as of a date specified in the Prospectus have been duly authorized and conform in all material respects to the description thereof in the Prospectus under the heading “Obligations and Indebtedness.”

(x) The Company’s authorized capitalization is as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading “Description of Capital Stock”; the Rights have been duly authorized by all requisite corporate action on the part of the Company for issuance pursuant to the Rights Offering; the Shares have been duly authorized by all requisite corporate action on the part of the Company for issuance and sale pursuant to the terms of the Rights Offering and, when issued and delivered by the Company pursuant to the terms of the Rights Offering against payment of the consideration set forth in the Prospectus will be validly issued and fully paid and non-assessable; The Shares and the Rights conform in all material respects to the descriptions thereof contained in the Prospectus.

(xi) The Company has not issued any shares of Common Stock, and no shares of Common Stock are outstanding as of the date hereof, other than those shares of Common Stock issued (A) prior to the Company’s initial public offering of its Common Stock, (B) pursuant to the underwriting agreement dated as of June 8, 2005 between the Company and the underwriters named therein in connection with the initial public offering of the Common Stock, (C) pursuant to the exercise of options granted under the Company’s 2004 Equity Incentive Plan, (D) upon exercise of warrants issued prior to the Company’s initial public offering, (E) pursuant to the Company’s dividend reinvestment plan and (F) pursuant to the Subscription Agreement dated                     , 2006 pursuant to which Farallon Capital Management, L.L.C. and certain of its affiliates agreed to purchase                      shares of the Company’s Common Stock.

(xii) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company, (B) there has not been any material change in the capital stock of the Company, or any material adverse change, or to the Company’s knowledge any development involving a prospective material adverse change, in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company (excluding changes due to investment activities in the ordinary course of business), (C) there has been no dividend or distribution declared in respect of the Company’s capital stock and (D) the Company has not incurred any long-term debt.

(xiii) Except as set forth in the Prospectus, there is no pending or threatened action, suit or proceeding affecting the Company or to which the Company is a party before or by any court or governmental agency or body, which, in either case, if determined adversely to the Company, is reasonably likely to result in a Material Adverse Effect.

(xiv) There are no contracts or other documents of the Company that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations that have not been so filed or incorporated by reference therein as permitted by the Securities Act Rules and Regulations.

(xv) This Agreement and the Subscription Agent Agreement (the “Subscription Agent Agreement”) between the Company and American Stock Transfer and Trust (the “Subscription Agent”) have been duly authorized, executed and delivered by the Company; the Subscription Agent Agreement is, assuming due authorization, execution and delivery by the other parties hereto, a legal, valid, binding and enforceable obligation of the Company, except as enforcement may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exception”) and except as enforcement of rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy (the “Indemnity Exception”).

(xvi) The issuance of the rights and the sale of the Shares and the consummation of the transactions contemplated herein or in the Subscription Agent Agreement or in the Registration Statement will not result in a material breach or violation of any of the terms and provisions of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, any agreement, indenture, mortgage, lease or other instrument to which the Company is a party or by which it or any of its properties or assets may be bound nor will such action result in any violation of the Company’s charter or bylaws, or any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

(xvii) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the Subscription Agent

Agreement, except such as have been obtained, or if the registration statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and state securities laws.

(xviii) This Agreement and the Subscription Agent Agreement comply as to form in all material respects with all applicable provisions of the Investment Company Act.

(xix) The Common Stock has been duly listed on the Nasdaq National Market and prior to their issuance the Rights and the Shares, as the case may be, will have been approved, to the extent required, for listing, subject to official notice of issuance.

(xx) The Company and each of its subsidiaries have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state or local law, regulation or rule, and have obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct their business as described under the heading “Business” in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals is not, alone or in the aggregate, reasonably likely to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the effect of which is reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof threatening to revoke any license, authorization, consent or approval or requiring the Company or its subsidiaries, as the case may be, to enter into or consent to the issuance of a cease and desist order, injunction formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which would be reasonably likely to result in a Material Adverse Effect.

(xxi) The Company and each of its subsidiaries owns or possesses such licenses or other rights to use all material trademarks, service marks, trade names, copyrights, software licenses, and trade secrets (collectively “Intangibles”), presently employed by it in connection with the operation of the business now operated by the Company or its subsidiaries, as the case may be, and neither the Company nor any of its subsidiaries has received written notice of any infringement of or conflict with (and the Company, does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which is reasonably likely to result in a Material Adverse Effect.

(xxii) Neither the Company nor any of its subsidiaries is in violation, nor have they received notice of any violation with respect to, any material environmental, safety or similar law applicable to the business of the Company or its subsidiaries, as the case may be; the Company and each of its subsidiaries have received all material permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their business, and the Company and each of its subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except for any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which is not reasonably likely to result in a Material Adverse Effect.

(xxiii) Neither the Company nor any of its subsidiaries is in material violation of nor has it received notice of any material violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, except for such violations which are not reasonably likely to result in a Material Adverse Effect.

(xxiv) The Company and each of its subsidiaries are in compliance in all respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect. Each “employee benefit plan” (as defined in Section 3(3) of ERISA) is in compliance in all respects with all presently applicable provisions of the Code, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect. The Company and each of its subsidiaries (A) has never established, maintained, or contributed to a “defined benefit plan” as defined in Section 3(35) of ERISA, (B) does not have any obligations for health benefits or life insurance benefits for any employee after termination of employment, except as required by Section 4980B of the Code, or (C) has not incurred liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” (as defined in Section 3(3) of ERISA) or Sections 412, 4971, 4975 or 4980B of the Code, except in each case as would not reasonably be expected to result in a Material Adverse Effect. Each “employee benefit plan” for which the Company or its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification;

(xxv) The Company has no real property, and has good title to all personal property represented to be owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; any real property and buildings or material personal property held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not, individually or in the aggregate, material to the Company and do not interfere with the use made or proposed to be made of such property and buildings or material personal property by the Company.

(xxvi) The Company and its subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts deemed reasonable and adequate for their business, including, but not limited to, insurance covering real and personal property owned or leased by them against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(xxvii) Except as disclosed in the Prospectus under the caption “Certain Relationships and Related Transactions,” the Company has not entered into any transaction with any person which would be required to be disclosed under Item 404 of the Commission’s Regulation S-K if the Company were required to make filings with the Commission.

(xxviii) Except as otherwise disclosed in the Prospectus, as of the date thereof no extension of credit has been made by the Company to an executive officer or director of the Company.

(xxix) Except with respect to the Dealer Managers or as disclosed in the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale of the Rights or the Shares.

(xxx) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price or any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the Expiration Time or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement); provided that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the restrictions of this Section 1(a)(xvii).

(xxxi) The Company has filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company except to such extent as would not have a Material Adverse Effect; and the Company has no knowledge of any tax proceeding or action pending or threatened against the Company which might have a Material Adverse Effect.

(xxxii) The Company has complied since January 1, 2006, and intends to direct the investment of the proceeds of the Rights Offering described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the applicable requirements to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”), and intends to seek to qualify as a regulated investment company under Subchapter M of the Code.

(xxxiii) The Company has been organized and operated as, and currently is organized and operated, in conformance with the requirements of the Investment Company Act applicable to business development companies. The method of operation of the Company will permit it to continue to meet the requirements for qualification as a business development company under the Investment Company Act.

(xxxiv) The provisions of the corporate charter and by-laws of the Company and the investment objective, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company, and the provisions of the organizational documents of each of the subsidiaries and the operations of each of the subsidiaries allow the Company to be in compliance in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company.

(xxxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date as of the end of the last fiscal year for which audited financial statements are included in the Prospectus, there have been no significant changes in the Company’s internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxvi) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxvii) The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxxviii) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or received or retained any funds in violation of any law, rule or regulation.

(xxxix) Except with respect to matters regarding the qualification of the Shares under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Dealer Managers, the Company has not relied upon the Dealer Managers or their legal counsel for any legal, tax or accounting advice in connection with the Rights Offering and sale of the Shares.

(b) Any certificate required by this Agreement that is signed by any officer of the Company and delivered to the Dealer Managers or counsel for the Dealer Managers shall be deemed a representation and warranty by the Company to the Dealer Managers, as to the matters covered thereby.

2. Agreement to Act as Dealer Managers.

(a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of this Agreement:

(i) The Company hereby appoints the Dealer Managers and other soliciting dealers entering into a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A, with the Dealer Managers (the “Soliciting Dealers”), to solicit, in accordance with the Securities Act, the Investment Company Act and the Exchange Act, and the customary practice of investment banking firms engaged in connection with similar transactions, the exercise of the Rights, and the Dealer Managers agree to act in such capacity, and in accordance with such terms subject to the procedures described in the Prospectus and, where applicable, the terms and conditions of such Soliciting Dealer Agreement; and

(ii) The Company agrees to furnish, or cause to be furnished, to the Dealer Managers lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, Record Date Holders.

(b) The Dealer Managers agree to provide to the Company, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Rights Offering.

(c) No fee or reimbursement, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Managers’ out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Company to the Dealer Managers in connection with any services provided or costs and expenses incurred by the Dealer Managers pursuant to this Agreement.

(d) The Company and the Dealer Managers agree that each of the Dealer Managers is an independent contractor with respect to the solicitation of the exercise of Rights and the performance of financial advisory and marketing services to the Company contemplated by this Agreement and the Dealer Managers shall not be deemed to be agents or fiduciaries of the Company or any of its affiliates, equity holders or creditors, or of any person, including Soliciting Dealers, arising out of their engagement pursuant to this Agreement. In soliciting the exercise of Rights, no Soliciting Dealer shall be deemed to be acting as the agent or fiduciary of the Dealer Managers or the Company or any of their respective affiliates, equity holders, or creditors or any other person. It is understood that the Dealer Managers are being engaged hereunder solely to provide the services described above on behalf of the Company and that the Dealer Managers are not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder.

(e) The Dealer Managers agree to perform those services with respect to the Rights Offering in accordance with customary practice of investment banking firms engaged in connection with similar transactions, including (but not limited to) using their reasonable best efforts to solicit the exercise of Rights pursuant to the Rights Offering and in communicating with the Soliciting Dealers.

(f) In rendering the services contemplated by this Agreement, neither the Dealer Managers nor any affiliate thereof will be subject to any liability to the Company or any of its affiliates, for any losses, claims, damages, liabilities or expenses arising from any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Managers acting in such capacity) or any other person, and the Dealer Managers will not be liable for acts or omissions in performing its obligations under this Agreement or otherwise in connection with the Rights Offering, except to the extent that any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the willful misfeasance, bad faith or gross negligence of the Dealer Managers or by reason of the reckless disregard of the obligations and duties of the Dealer Managers under this Agreement.

3. Dealer Managers’ and Solicitation Fees. In full payment for the financial advisory, marketing, soliciting and any other services rendered and to be rendered hereunder by the Dealer Managers, the Company agrees to pay the Dealer Managers a fee (the “Dealer Managers’ Fee”) equal to 4.0% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Managers agree to reallow soliciting fees (the “Soliciting Fees”) to Soliciting Dealers equal to 2.0% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege. The Dealer Managers agree to pay the Soliciting Fees to the Soliciting Dealers designated on the applicable portion of the form used by the Holder to exercise Rights and the Over-Subscription Privilege, and if no Soliciting Dealer is so designated pursuant to the terms of the Soliciting Dealer Agreement, then the Dealer Managers shall retain such Soliciting Fees for Shares issued pursuant to the exercise of Rights and Over-Subscription Privilege; the Company shall have no obligation to pay (or reimburse the Dealer Managers) for Soliciting Fees. Payment to the Dealer Managers by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Managers. Such payment will be made on the day following each date on which the Company issues Shares after the Expiration Time. Payment to a Soliciting Dealer will be made by the Dealer Managers by check to an address identified by such Soliciting Dealer. Such payments shall be made on or before the tenth (10) business day following each date on which the Company issues Shares after the Expiration Time.

4. Covenants of the Company. The Company covenants with the Dealer Managers as follows:

(a) To use its best efforts to cause the Registration Statement to become effective under the Securities Act, and advise the Dealer Managers promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective.

(b) To notify the Dealer Managers promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) of the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder and, if any such stop order is issued, to use commercially reasonable efforts to obtain the lifting thereof at the earliest possible moment.

(c) To give the Dealer Managers notice of any intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus proposed for use by the Dealer Managers in connection with the Rights Offering, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(b) or Rule 497(h) of the Securities Act Rules and Regulations), whether required to be filed pursuant to the Investment Company Act, the Securities Act or otherwise, and to furnish the Dealer Managers with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and to not file any such amendment or supplement to which the Dealer Managers or counsel for the Dealer Managers shall reasonably object, except as may be required by applicable law; provided, however, in the event of any such objection, the Dealer Managers agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(d) To deliver, without charge, to the Dealer Managers, as soon as practicable, the number of copies (one of which is manually executed) of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

(e) To furnish, without charge, to the Dealer Managers, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Managers may reasonably request for the purposes contemplated by the Securities Act or the Securities Act Rules and Regulations.

(f) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Company in consultation with counsel for the Dealer Managers, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a Holder, to forthwith amend or supplement the Registration Statement or Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Managers a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Dealer Managers), at the Company’s expense, which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Dealer Managers and their counsel agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(g) To endeavor, in cooperation with the Dealer Managers and their counsel, to assist such counsel to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Managers may designate and maintain such qualifications in effect for the duration of the Rights Offering; provided, however, that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required to consummate the transactions contemplated hereby by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

(h) For a period of 90 days from the date of this Agreement, to not, without the prior consent of the Dealer Managers, directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any equity or equity related securities of the Company or securities convertible into such securities, other than the Shares or the Common Stock issued in reinvestment of dividends or distributions.

(i) To apply the net proceeds from the Rights Offering as set forth under “Use of Proceeds” in the Prospectus.

(j) To the extent required, to use its reasonable best efforts to cause the Rights and the Shares to be duly authorized for listing by the Nasdaq National Market prior to the time the Rights or the Shares are issued.

(k) To use its best efforts to maintain its status as a business development company under the Investment Company Act.

(l) To use commercially reasonable efforts to advise or cause the Subscription Agent to advise the Dealer Mangers from day to day during the period of, and promptly after the termination of, the Rights Offering, as to the names and addresses of all Holders exercising Rights, the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed, and for the Dealer Managers, the number of Rights exercised on exercise forms indicating the Dealer Managers or each Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request; and will notify the Dealer Managers and each Soliciting Dealer, not later than 5:00 P.M. New York City time, on the first business day following the Expiration Time, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Managers and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating the Dealer Managers or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request.

(m) Not to take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares; provided, that any action in connection with the Company’s dividend reinvestment plan will be deemed to be within the meaning of this Section 4(n).

(n) Except as required by applicable law, the use of any reference to the Dealer Managers in any Offering Materials or any other document or communication prepared, approved or authorized by the Company in connection with the Rights Offering is subject to the prior approval of the Dealer Managers; provided, that if such reference to the Dealer Managers is required by applicable law, the Company agrees to notify the Dealer Managers within a reasonable time prior to such use but the Company is nonetheless permitted to use such reference.

5. Payment of Expenses.

(a) The Company will pay all its own expenses incident to the performance of its obligations under this Agreement and in connection with the Rights Offering, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and exercise forms relating to the Rights, (iii) the fees and disbursements of the Company’s counsel (including the reasonable fees and disbursements of local counsel) and accountants, (iv) the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(g) of this Agreement, including filing fees and, subject to Section 5(b) the reasonable out-of-pocket fees and expenses relating to the preparation and delivery of any Blue Sky Letter by counsel to the Dealer Managers, (v) the printing or other production to the Dealer Managers of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and other production and delivery of the Blue Sky Letter, (vii) the reasonable out-of-pocket fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc., (viii) the fees and expenses incurred in connection with the listing of the Shares on the Nasdaq National Market, (ix) the printing or other production, mailing and delivery expenses incurred in connection with the Prospectus and the Offering Materials, (x) the fees and expenses incurred by the Company with respect to the Subscription Agent, (xi) all reasonable out-of-pocket fees and expenses, if any, and subject to Section 5(b), incurred by the Dealer Managers and Soliciting Dealers in connection with their mailing and handling of materials related to the Rights Offering to their customers and (xii) all other fees and expenses incurred in connection with or relating to the Rights Offering.

(b) In addition to any expenses that may be payable to the Dealer Managers under this Agreement, the Company shall reimburse the Dealer Managers upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel, in an amount up to $75,000 (inclusive of any reimbursement pursuant to Section 5(a)). The Company shall not be obligated to reimburse the Dealer Managers for any expenses arising under or in connection with this Agreement in excess of $75,000.

(c) If this Agreement is terminated by the Dealer Managers in accordance with the provisions of Section 6 or Section 9(a), the Company agrees to reimburse the Dealer Managers for all of their reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Managers. In the event the transactions contemplated hereunder are not consummated, the Company agrees to pay all of the costs and expenses set forth in paragraphs (a) and (b) of this Section 5 which the Company would have been paid if such transactions had been consummated.

6. Conditions of the Dealer Managers’ Obligations; Additional Covenants. The obligations of the Dealer Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, and to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a) The Registration Statement shall have become effective not later than 5:30 P.M. on the Representation Time, or at such later time and date as may be approved by the Dealer Managers; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(b), (d) or (h), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Dealer Managers, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

(b) On each of the Representation Time and the Expiration Time, the Dealer Managers shall have received:

(1) The favorable opinion, dated the Representation Time and the Expiration Time as the case may be, of Ropes & Gray LLP, counsel for the Company, in substantially the form set forth in Annex I hereto and their negative assurance letter dated the Representation Time and the Expiration Time in form reasonably satisfactory to counsel for the Dealer Managers to the effect set forth in Annex II hereto. In rendering such opinion, Ropes & Gray LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials;

(2) The favorable opinion, dated the Representation Time and the Expiration Time as the case may be, of Venable LLP, counsel for the Company, in substantially the form set forth in Annex III hereto. In rendering such opinion, Venable LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(c) The Dealer Managers shall have received from Sutherland Asbill & Brennan LLP, counsel for the Dealer Managers, such opinion or opinions, dated the Representation Time and the Expiration Time, with respect to the Rights Offering, the Registration Statement, the Prospectus and other related matters as the Dealer Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Dealer Managers a certificate of the Company, signed by the President or other senior officer of the Company, dated the Representation Time and the Expiration Time, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and the Offering Materials and that, to the best of his knowledge:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Representation Time through the Expiration Time, as the case may be, with the same effect as if made at the Representation Time or the Expiration Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Time or the Expiration Time, as the case may be;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his knowledge, threatened; and

(iii) since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business, prospects, net worth or results of operations of the Company (excluding changes due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus.

(e) On each of the Representation Time and the Expiration Time, the Dealer Managers shall have received from Ernst & Young LLP, a letter or letter, dated the Representation Time and the Expiration Time, respectively, in form and substance satisfactory to the Dealer Managers, confirming that they are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Rules and Regulations and the rules and regulations of the Public

Company Accounting Oversight Board and stating the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings.

(f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Dealer Managers, so material and adverse as to make it impractical or inadvisable to proceed with the Rights Offering as contemplated by the Registration Statement and the Prospectus.

(g) Prior to the Representation Time and the Expiration Time, the Company shall have furnished to the Dealer Managers such further information, certificates and documents as the Dealer Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Dealer Managers and their counsel, this Agreement and all obligations of the Dealer Managers hereunder may be canceled at, or at any time prior to, the Representation Time by the Dealer Managers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Dealer Manager for and against any losses, damages or liabilities, joint or several, to which such Dealer Manager may become subject, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained therein or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the Registration Statement relating to the Shares and the Rights, or any amendment or supplement thereto, (ii) an untrue statement or alleged untrue statement of a material fact contained therein or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (A) in the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto (B) in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the “Blue Sky Application”) or (C) in any Offering Materials, including any road show or investor presentations made to investors by the Company (whether in person or electronically), or (iii) any act or failure to act or any alleged act or failure to act by any Dealer Manager in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, damage or liabilities (or actions or claims in respect thereof) arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, damage or liabilities (or actions or claims in respect thereof) resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Dealer Manager through its gross negligence or willful misconduct), and will reimburse each Dealer Manager promptly upon demand for any legal or other expenses incurred by such Dealer Manager in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Company), provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, or in any Blue Sky Application or in any Offering Materials, in reliance upon and in conformity with written information relating to the Dealer Manager furnished to the Company by you or by any Dealer Manager through you, expressly for use in the preparation thereof (as provided in Section 14 hereof).

(b) Each Dealer Manager, severally and not jointly, will indemnify and hold harmless the Company and its respective directors, officers and employees, for and against any losses, damages or liabilities to which the Company may become subject, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Dealer Managers furnished to the Company by you or by any Dealer Manager through you, expressly for use in the preparation thereof, and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Dealer Managers).

(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall (i) without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action, claim or proceeding) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action, claim or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party or (ii) be liable for any settlement or any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, in addition to any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Dealer Managers, on the other hand, from the Rights Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Dealer Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company, on the one hand, and the Dealer Managers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total commissions received by the Dealer Managers. The relative fault, as applicable, of the Company, on the one hand, and the Dealer Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Dealer Managers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Dealer Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased upon exercise of the Rights were offered exceeds the amount of any damages that such Dealer Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Dealer Managers in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Dealer Manager within the meaning of the Securities Act; and the obligations of the Dealer Managers under this Section 7 shall be in addition to any liability that the respective Dealer Managers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, the Prospectus, and any supplement or amendment thereof, as required by the Securities Act.

(g) The Company agrees to indemnify each Soliciting Dealer and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections 7(a), 7(c), 7(d), 7(e) and 7(f), to the extent that a court of competent jurisdiction determines that such Soliciting Dealer, or such controlling person, is a statutory underwriter under the Securities Act.

8. Information Furnished by the Dealer Managers. The names of the Dealer Managers set forth on the cover page of the Prospectus and the statements set forth in paragraph numbers              under the caption “The Offering – Distribution Arrangement” in the Prospectus constitute the only information furnished by or on behalf of the Dealer Managers as such information is referred to in Sections 1 and 7 hereof.

9. Termination of Agreement.

(a) This Agreement shall be subject to termination in the absolute discretion of the Dealer Managers, by notice given to the Company prior to the expiration of the Rights Offering, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, management, financial condition or results of operation of the Company, which would, in the Dealer Managers’ judgment, make it impracticable or inadvisable to proceed with the Offering of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Dealer Managers’ judgment makes it impracticable or inadvisable to proceed with the Offering of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Managers, will be mailed, delivered or telegraphed and confirmed to:

A.G. Edwards & Sons, Inc.

One North Jefferson

St. Louis, MO 63103

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111

and if sent to the Company:

Hercules Technology Growth Capital, Inc.

525 University Avenue

Suite 700

Palo Alto, CA 94301

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Dealer Managers or any indemnified party. Each of the Dealer Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15. Merger. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supercedes any prior agreement with respect to the subject matter hereof whether oral or written.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Dealer Managers.

Very truly yours,

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

A.G. Edwards & Sons, Inc., as Dealer Manager

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

JMP Securities LLC, as Dealer Manager

By:
Name:
Title:

Annex I

Pursuant to Section 6(b)(1) of the Dealer Manager Agreement, Ropes & Gray LLP, counsel to the Company, shall furnish letters to the Dealer Managers to the effect that:

[                    ], 2006

A.G. Edwards & Sons, Inc.

One North Jefferson

St. Louis, MO 63103

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111

Ladies and Gentlemen:

We have acted as counsel to Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale (the “Rights Offering”) by the Company of rights to purchase (the “Rights”) up to [                    ] shares (the “Shares”) of its Common Stock, $.001 par value per share (the “Common Stock”).

This opinion is furnished to you as the Dealer Managers pursuant to Section 6(b)(1) of the Dealer Manager Agreement dated [                    ], 2006 (the “Dealer Manager Agreement”), between the Company and you as the Dealer Managers, relating to the issuance of the Rights and the issuance and sale of the Shares pursuant to the terms of the Rights Offering. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement.

[We have attended the closing of the sale of the Shares held today.] In connection with this opinion, we have examined signed copies of the registration statement of the Company on Form N-2 (No. 333-     ), together with all amendments and all exhibits thereto (the “Registration Statement”), all as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); a copy of the prospectus dated [                    ], 2006 relating to the Rights and the Shares filed with the Commission pursuant to Rule 497 under the Act (the “Prospectus”), a signed copy of the Notification of Election to be subject to Sections 55 through 65 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as filed with the Commission pursuant to Section 54(a) under the Investment Company Act; an executed copy of the Dealer Manager Agreement; and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, certificates and documents that we have deemed necessary as a basis for the opinions expressed herein. Additionally, we have relied upon oral advice from the staff of the Commission to the effect that the Registration Statement became effective at [        ] p.m. on [                    ], 2006.

As to matters of fact relevant to this opinion, we have relied, without making independent verification, on the accuracy of the representations and warranties of the Company and Hercules Technology II, L.P., a Delaware limited partnership and Hercules Technology SBIC Management LLC, a Delaware limited liability company (collectively, the “Subsidiaries”), contained in or made pursuant to the Dealer Manager Agreement or certificates delivered in connection with the execution of the Dealer Manager Agreement or the closing of the sale of the Shares, other information obtained from the Company, the Subsidiary and you, and certificates of public officials and officers of the Company and the Subsidiary. We have not undertaken any search of court records or made any other special investigation of litigation or the legal affairs of the Company or the Subsidiary for purposes of this opinion (including our opinion in paragraphs 1 and 5 below).

We express no opinion as to the laws of any jurisdiction other than those of the State of New York and the State of California (and, with respect to the opinion in numbered paragraph 4 below, the Delaware Limited Partnership Act and Delaware Limited Liability Company Act) and the federal laws of the United States of America.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.	The execution and delivery of the Dealer Manager Agreement and the Subscription Agent Agreement, the issuance of the Rights and the issuance and sale of the Shares pursuant to the terms of the Rights Offering do not and will not violate or result in a breach or default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed as an exhibit to the Registration Statement, (ii) applicable New York or federal law or governmental regulation to which the Company, the Subsidiary or any of their respective properties is subject, or (iii) to our knowledge, any judgment, injunction, order or decree of any New York or federal court, arbitrator, governmental body, agency or official specifically naming the Company, the Subsidiary or any of their respective properties.

2.	To our knowledge, no consent, approval, authorization, filing with or order of any New York or federal governmental agency or body not obtained or in effect as of the date hereof is required for the execution and delivery by the Company of the Dealer Manager Agreement and the Subscription Agent Agreement and the issuance of the Rights or the issuance and sale of the Shares by the Company in the manner set forth in the Prospectus, except that we express no opinion as to any state securities or “blue sky” laws or as to any consent, approval, authorization, filing with or order of the National Association of Securities Dealers, Inc. in connection with the Rights Offering.

3.	Subject to the qualification in the penultimate paragraph of this opinion, each of the Company and each Subsidiary has the status in each jurisdiction set forth on Exhibit A hereto under the name of such entity set forth opposite such jurisdiction listed on Exhibit A hereto.

4.	Hercules Technology II, L.P. is a legally existing limited partnership under the laws of the State of Delaware and Hercules Technology SBIC Management, LLC is a legally existing limited liability company under the laws of the State of Delaware.

5.	As of the Representation Time and as of the Effective Time and as of the date of the Prospectus, each amendment thereof or supplement thereto, to our knowledge, there is no legal or governmental action, suit or proceeding pending or threatened to which the Company or either Subsidiary is a party or to which any of their respective properties are subject before or by any court, arbitrator, governmental body, agency or official, which, in any such case, is required to be described in the Registration Statement and is not so described.

6.	As of the Representation Time and as of the Effective Time and as of the date of the Prospectus, each amendment thereof or supplement thereto, to our knowledge, there is no contract or other document of a character required to be described in the Registration Statement or to be filed or incorporated by reference as an exhibit which is not so described or filed or incorporated by reference as so required.

7.	The statements set forth in the Prospectus under the captions “Certain United States Federal Income Tax Considerations” and “Regulation”, insofar as such statements constitute matters of law, summaries of legal matters or legal conclusions, accurately summarize in all material respects the provisions of the laws and documents referred to therein as of the date of the Prospectus, and of each amendment or supplement, thereto, and as of the Representation Time and the Expiration Time.

8.	As of the Representation Time and as of the Effective Time and as of the date of the Prospectus, each amendment thereof or supplement thereto, except as to the financial statements and related notes and schedules thereto and the other financial, statistical or accounting information set forth or referred to in the Registration Statement or the Prospectus as to which we express no opinion, the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the published rules and regulations of the Commission thereunder.

9.	the Offering Materials as of their respective effective or issue dates, and as of the Representation Time and the Expiration Time, appeared on their face to comply as to form in all material respects to the requirements of the Securities Act and the Securities Act Rules and Regulations and the Investment Company Act.

10.	The Registration Statement has become effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

11.	The Prospectus has been filed with the Commission pursuant to Rule 497 under the Act in the manner and within the time period required by such Rule 497.

12.	The Company has filed with the Commission pursuant to Section 54(a) of the Investment Company Act a Notification of Election to be subject to Sections 55 through 65 of the Investment Company Act and, to our knowledge, such Notification of Election has not been withdrawn by the Company nor, to our knowledge, has the Commission ordered such election to be withdrawn or instituted, or threatened to institute, proceedings to effectuate such withdrawal.

13.	All required action has been taken by the Company under the Act, the Investment Company Act and the rules and regulations promulgated thereunder in connection with the issuance of the Rights and the issuance and sale of the Shares pursuant to the terms of the Rights Offering.

14.	The issuance and sale of the Shares pursuant to the Rights Offering will not violate the provisions of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company.

15.	The provisions of the certificate of incorporation and by-laws of the Company do not conflict with the provisions of the Investment Company Act applicable to the Company.

We call your attention to the fact that the opinions expressed herein do not purport to cover, and we express no opinion with respect to, the Small Business Act, the Small Business Investment Act of 1958 or any similar law, rule or regulation applicable to a small business investment company or otherwise administered by the Small Business Administration.

Our opinion in numbered paragraph 3 as to the status of the Company and the Subsidiaries in the jurisdictions listed on Exhibit A hereto is based solely on certificates as to the qualification to do business as a foreign corporation, limited partnership or limited liability company or similar status of the Company or the Subsidiaries issued by authorities in each such jurisdiction listed on Exhibit A hereto, and our opinion with respect to such matters is rendered as of the date of each such certificate and is limited accordingly.

This opinion is furnished by us to you as Dealer Managers in connection with the sale of the Shares pursuant to the Rights Offering and is solely for the benefit of the Dealer Managers and, except as otherwise expressly consented to by us in writing, may not be relied upon for any other purpose or by any other person.

Very truly yours,

Ropes & Gray LLP

Exhibit A

Status in Certain Foreign Jurisdictions

Hercules Technology Growth Capital, Inc.

Jurisdiction	Status
California
Delaware
Illinois
Massachusetts

Hercules Technology II, L.P.

Jurisdiction	Status
California
Illinois
Massachusetts

Hercules Technology SBIC Managment, LLC

Jurisdiction	Status
California
Illinois
Massachusetts

ANNEX II

Pursuant to Section 6(b)(1) of the Dealer Manager Agreement, Ropes & Gray LLP, counsel for the Company, shall furnish letters to the Underwriters to the effect that:

Any required filing of the Prospectus or any supplement thereto pursuant to Rule 497(b), (d) or (h) required to be made to the date hereof has been made in the manner and within the time period required by Rule 497(b), (d) or (h), as the case may be. In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have participated in discussions with the Dealer Managers and the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in numbered paragraph 6 of our opinion to you of even date herewith), and have not made any independent check or verification thereof, on the basis of the information that we have gained in the course of our representation of the Company in connection with the preparation of the Registration Statement and the Prospectus and our participation in the discussions referred to above, but subject to the last sentence of this paragraph, no facts that have come to our attention have caused us to believe that as of its effective date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date thereof and as of the Representation Time and the Expiration Time, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no view, however, as to the financial statements and related notes and schedules thereto or any other financial, statistical or accounting information set forth or referred to in the Registration Statement or the Prospectus.

This letter is furnished by us to you as Dealer Managers in connection with the issuance of the Rights and the sale of the Shares as described above and is solely for the benefit of the Dealer Managers and, except as otherwise expressly consented to by us in writing, may not be relied upon for any other purpose or by any other person.

ANNEX III

Pursuant to Section 6(b)(2) of the Dealer Manager Agreement, Venable LLP, Maryland counsel to the Company, shall furnish letters to the Dealer Managers to the effect that:

(i)	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with corporate power to own its properties and to conduct its business in all material respects substantially as described under the caption “Business” in the Prospectus and to execute and deliver the Agreement and to issue and sell the Shares;

(ii)	the Company’s authorized capitalization is as set forth in the Prospectus under the heading “Description of Capital Stock;” as of the date of the Prospectus, each amendment thereof and supplement thereto, and as of the Representation Time and the Expiration Time, and the Common Stock conforms in all material respects to the description thereof in the Prospectus under the heading “Description of Capital Stock;” as of the date of the Prospectus, each amendment thereof and supplement thereto, as of the Representation Time and the Expiration Time, the Rights conform in all material respects to all descriptions thereof contained in the Prospectus; the Rights have been duly authorized by all requisite corporate action on the part of the Company for issuance pursuant to the Rights Offering; the Shares of Common Stock to be issued and sold pursuant to the terms of the Rights Offering have been or will be, by the date of issuance, duly authorized by all requisite corporate action on the part of the Company for issuance and sale pursuant to the terms of the Rights Offering and, when issued and delivered by the Company pursuant to the terms of the Rights Offering against payment of the consideration set forth in the Prospectus, will be validly issued and fully paid and non-assessable; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights under the charter or bylaws of the Company, or to such counsel’s knowledge, otherwise;

(iii)	this Agreement and the Subscription Agent Agreement have been duly authorized, executed and delivered by the Company and the Subscription Agent Agreement is, assuming due authorization, execution and delivery by the other parties hereto, a legal, valid, binding and enforceable obligation of the Company, except as enforcement may be limited by the Enforceability Exception and the Indemnity Exception, as the case may be;

(iv)	no consent, approval, authorization or order of any court or governmental agency or body is required under Maryland corporate law for the consummation by the Company of the transactions contemplated in this Agreement, except (A) such as have been obtained or (B) such as may be required under state securities laws;

(v)	The execution, delivery and performance of the Dealer Manager Agreement has been duly authorized by the Company; the Dealer Manager Agreement has been duly executed and, so far as is known to such counsel, delivered by the Company;

(vi)	neither the issuance of the Rights, nor the issuance and sale of the Shares by the Company upon exercise of the Rights, nor the consummation by the Company of any of the other transactions contemplated in this Agreement will violate the charter or bylaws of the Company or any corporate law of the State of Maryland or any rule or regulation thereunder applicable to the Company or any court order or judgment to which the Company is subject, except, in each case, where such violation would not result in a Material Adverse Effect.